UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 25, 2006
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5620 (Commission File Number)	23-1609753 (IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA (Address of Principal Executive Offices)	19087 (Zip Code)

Registrant’s telephone number, including area code	610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On October 25, 2006, Michael J. Cody was appointed to the Registrant’s Board of Directors. He also will serve on the Acquisition Committee of the Registrant’s Board of Directors. Since 1998, Mr. Cody, 56, has served as Vice President of Corporate Development at EMC Corporation, overseeing corporate and new business development, strategic alliances and venture capital investments for EMC. EMC is a leading provider of products, services and solutions for information storage and management. Prior to joining EMC, Mr. Cody served for five years as Director of Corporate Development at United Technologies, a diversified company that provides a broad range of high technology products and support services to the building systems and aerospace industries; spent 15 years with Kidder Peabody, Inc. in various roles, including Vice President of Investment Banking; and served as Managing Director of the investment banking group at Price Waterhouse.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: October 27, 2006	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel